A special meeting of each fund's shareholders was held on September 18, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	1,288,195,689.40	87.130
Against	59,837,700.18	4.047
Abstain	66,870,615.36	4.523
Broker Non-Votes	63,578,790.11	4.300
TOTAL	1,478,482,795.05	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustees.*
	# of Votes	% of Votes
Affirmative	1,265,038,842.24	85.563
Against	153,176,235.98	10.361
Abstain	60,267,716.83	4.076
TOTAL	1,478,482,795.05	100.00

PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding mergers, consolidations, incorporations and reorganizations.*
	# of Votes	% of Votes
Affirmative	1,278,011,067.16	86.441
Against	74,209,385.21	5.019
Abstain	62,683,552.57	4.240
Broker Non-Votes	63,578,790.11	4.300
TOTAL	1,478,482,795.05	100.00
PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.*
	# of Votes	% of Votes
Affirmative	1,245,890,930.80	84.268
Against	98,700,857.54	6.676
Abstain	70,312,216.60	4.756
Broker Non-Votes	63,578,790.11	4.300
TOTAL	1,478,482,795.05	100.00
PROPOSAL 5
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	1,411,053,067.59	95.439
Withheld	67,429,727.46	4.561
TOTAL	1,478,482,795.05	100.00
Ralph F. Cox
Affirmative	1,410,166,404.98	95.379
Withheld	68,316,390.07	4.621
TOTAL	1,478,482,795.05	100.00
Phyllis Burke Davis
Affirmative	1,408,464,277.11	95.264
Withheld	70,018,517.94	4.736
TOTAL	1,478,482,795.05	100.00
Robert M. Gates
Affirmative	1,411,161,494.77	95.447
Withheld	67,321,300.28	4.553
TOTAL	1,478,482,795.05	100.00
Abigail P. Johnson
Affirmative	1,406,102,760.86	95.104
Withheld	72,380,034.19	4.896
TOTAL	1,478,482,795.05	100.00
Edward C. Johnson 3d
Affirmative	1,407,689,158.72	95.212
Withheld	70,793,636.33	4.788
TOTAL	1,478,482,795.05	100.00
Donald J. Kirk
Affirmative	1,411,739,690.64	95.486
Withheld	66,743,104.41	4.514
TOTAL	1,478,482,795.05	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	1,412,764,570.79	95.555
Withheld	65,718,224.26	4.445
TOTAL	1,478,482,795.05	100.00
Ned C. Lautenbach
Affirmative	1,412,976,011.53	95.569
Withheld	65,506,783.52	4.431
TOTAL	1,478,482,795.05	100.00
Peter S. Lynch
Affirmative	1,411,348,873.56	95.459
Withheld	67,133,921.49	4.541
TOTAL	1,478,482,795.05	100.00
Marvin L. Mann
Affirmative	1,411,908,593.93	95.497
Withheld	66,574,201.12	4.503
TOTAL	1,478,482,795.05	100.00
William O. McCoy
Affirmative	1,411,926,873.54	95.498
Withheld	66,555,921.51	4.502
TOTAL	1,478,482,795.05	100.00
William S. Stavropoulos
Affirmative	1,404,489,525.50	94.995
Withheld	73,993,269.55	5.005
TOTAL	1,478,482,795.05	100.00
PROPOSAL 6
To approve an amended management contract for Fidelity New Markets Income Fund.
	# of Votes	% of Votes
Affirmative	163,693,738.91	82.405
Against	10,182,849.68	5.126
Abstain	7,505,015.55	3.778
Broker Non-Votes	17,264,530.64	8.691
TOTAL	198,646,134.78	100.00
PROPOSAL 7
To amend Fidelity New Markets Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	157,521,090.99	79.297
Against	15,645,940.98	7.877
Abstain	8,214,572.17	4.135
Broker Non-Votes	17,264,530.64	8.691
TOTAL	198,646,134.78	100.00
To amend Fidelity Strategic Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	260,084,233.22	89.608
Against	13,551,360.96	4.669
Abstain	14,470,808.53	4.986
Broker Non-Votes	2,139,524.35	0.737
TOTAL	290,245,927.06	100.00
To amend Spartan Intermediate Municipal Income Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	808,609,801.62	81.711
Against	74,391,985.03	7.517
Abstain	62,414,211.43	6.308
Broker Non-Votes	44,174,735.12	4.464
TOTAL	989,590,733.20	100.00
PROPOSAL 8
To amend Fidelity New Markets Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	157,321,529.33	79.197
Against	16,103,368.90	8.106
Abstain	7,956,705.91	4.006
Broker Non-Votes	17,264,530.64	8.691
TOTAL	198,646,134.78	100.00
To amend Fidelity Strategic Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	259,384,528.85	89.367
Against	14,016,954.63	4.829
Abstain	14,704,919.23	5.067
Broker Non-Votes	2,139,524.35	0.737
TOTAL	290,245,927.06	100.00
To amend Spartan Intermediate Municipal Income Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	797,676,796.69	80.607
Against	84,962,165.49	8.585
Abstain	62,777,035.90	6.344
Broker Non-Votes	44,174,735.12	4.464
TOTAL	989,590,733.20	100.00
*Denotes trust-wide proposals and voting results.